UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 24, 2015

     HII TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	03-0453686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8588 Katy Freeway, Suite 430, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(713) 821-3157

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.04   Triggering Events that Accelerate of Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Update on Notices of Default under Heartland Bank Credit Facility

In our Current Report on Form 8-K dated July 9, 2015 (and filed with the Securities and Exchange Commission on July 15, 2015), we reported the notice of default received with respect to each of our Credit Agreement and our Account Purchase Agreement dated August 2014 with Heartland Bank, as administrative agent (“Agent”) for the other lenders under each of the Credit Agreement and Account Purchase Agreement (the “Lenders”).  As of the date of this Report, the Agent has not declared the $9.2 million outstanding term loan balance under the Credit Agreement or the $2.1 million outstanding balance under the Account Purchase Agreement to be immediately due and payable, nor has the Agent exercised any rights or remedies under the Uniform Commercial Code.  However, as stated in our Current Report dated July 9, 2015, the Agent contends that, as a result of the alleged default, the Agent’s obligation to advance funds, if any, under the Purchase Agreement, is suspended and no additional funds have been advanced under the Purchase Agreement since the notice of default was received.  In addition, on July 21, 2015, we received notice that the Agent applied the $1.09 million previously held in reserve under the Account Purchase Agreement towards our repurchase of receivables previously purchased by Heartland under the Account Purchase Agreement, thereby leaving the aforementioned $2.1 million outstanding balance under the Account Purchase Agreement as of the date of this Report

The consequences of the notices of default continue to have material negative effects on our ability to operate and manage the affairs of the company, including our inability to pay our employees causing a severe reduction in personnel.  As of the date of this Report, we only have eight employees, including our Chief Executive Officer and the President of our AES Water Solutions subsidiary.   In addition, we have started returning vehicles under our lease with Enterprise and equipment under lease pursuant to our Master Lease Agreements with each of BCL Equipment Leasing LLC (see below) and Nations Fund I.  As a result, our operations for our Water Transfer Division are currently extremely limited, and we have suspended operations for our Power and Safety divisions. We are continuing discussions with Heartland Bank and other parties for a resolution of these matters, including restructuring, and to secure working capital to enable us to re-engage additional operations as soon as reasonably possible.

Default under Mater Lease with BCL Equipment Leasing LLC

On July 24, 2015, we received a notice of default under our Master Lease Agreement with BCL Equipment Leasing LLC.  Under such notice of default, BCL demanded return of all equipment under such lease (which equipment return was already in process) and payment of liquidated damages under such lease.  Liquidated damages includes any tax benefits associated with lessor’s ownership of the equipment plus the present value of all remaining rental payments due under the lease, using a discount rate of 2% plus the fair market value of the property at time of default with a minimum of 20% capitalized value.  The remaining rental payments due under the lease approximate $1.8 million (before applying the 2% discount).

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Principal Officers

Effective July 24, 2015, Acie Palmer was formally terminated as our Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HII TECHNOLOGIES INC.

(Registrant)

Date:  July 27, 2015

By: /s/ Matthew C. Flemming_____________

Matthew C. Flemming

President and Chief Executive Officer